UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2019

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA  19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On August 2, 2019, Lannett Company, Inc. (the “Company”) entered into a Distribution and Supply Agreement (the “Distribution Agreement”) with Sinotherapeutics Inc. (Sinotherapeutics”), pursuant to which it will be the exclusive distributor of Posaconazole Delayed-Release Tablets 100mg (the “Product”), which is an AB-rated generic equivalent of Merck & Co., Inc.’s Noxafil® Delayed-Release Tablets, in the United States of America and its territories and possessions.

On August 21, 2019, Sinotherapeutics received final approval from the U.S. Food and Drug Administration of its Abbreviated New Drug Application (“ANDA”) for the Product, and is the sole company as of this date to receive ANDA approval for the Product.  As a result of Sinotherapeutics’ receiving approval of its ANDA application, the Company will commence marketing the Product.  As a result of the Product being the sole generic posaconazole delayed-release tablet product in the market at the time the Company has commercially launched the Product, the Company has determined that the Distribution Agreement will be a material definitive agreement.

The Company will be required to pay Sinotherapeutics a portion of the net profits the Company receives from the sale of Products plus an earn out payment based on aggregate net profits of the Product that can vary based on market dynamics.

The Company expects to file the Distribution Agreement as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2019.  The description of the Distribution Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement when filed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: August 27, 2019

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